EXHIBIT 23.2


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                          INDEPENDENT AUDITORS' CONSENT



To the Stockholders of
Coventure International Inc.
Calgary, Alberta, Canada


We consent to the use in this Registration Statement of Coventure International Inc. on Form SB-2 of our report dated October 10, 2002 of Coventure International Inc. for the years ended July 31, 2002 and 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.





/s/ N.I. Cameron Inc.
------------------------------------------
N.I. Cameron Inc. Chartered Accountants
Vancouver, British Columbia
November 12, 2002